PROCUREMENT AGREEMENT

This Procurement Agreement (this "Agreement") is effective as of December 2, 2017 (the "Effective Date"), by and between AmericaTowne Holdings, Inc., a Nevada corporation by way of merger between AmericaTowne, Inc., a Delaware corporation and ATI Modular Technology Corp., a Nevada corporation, and currently reporting as ATI Modular Technology Corp. until certain actions with the SEC and FINRA are finalized under the rules promulgated by the United States Securities and Exchange Commission (the "SEC"), with a mailing address for notice purposes of 4700 Homewood Court, Suite 100 in Raleigh, North Carolina 27609 ("AmericaTowne"), and Mangel Klicks Company Limited, a Ghana corporation with a mailing address for notice purposes of #13 Kofi Annan Avenue in North Legon, Accra, Ghana (the "Customer"). AmericaTowne and the Service Provider may be defined singularly as a "Party" or collectively as the "Parties."

WHEREAS, AmericaTowne is an affiliated party to AmericaTowne Ghana Limited ("AT Ghana"). AT Ghana supports AmericaTowne's exporting services pursuant to terms of an agreement not produced herein, but as disclosed with the SEC (the "AT/AT Ghana Agreement").

WHEREAS, on November 14, 2017, the Customer submitted a "Request for Funding for Procurement of Hospital Equipment" to AT Ghana (see **Exhibit A**; the "Customer Request"). Pursuant to the AT/AT Ghana Agreement, AT Ghana submitted the Customer Request to AmericaTowne for evaluation and processing.

WHEREAS, on November 15, 2017, AmericaTowne submitted a response to the Customer Request. AmericaTowne and AT Ghana have agreed to this Procurement Agreement as being in the best interests of their respective entities.

WHEREAS, the recitals stated herein are not mere statements, but representations and warranties of the Parties, and material terms in which each Party has relied upon in executing this Agreement.

NOW, THEREFORE, in consideration the representations, warranties and agreements herein contained, the Parties agree as follows:

1. Procurement of Goods. The Customer Request is incorporated herein as the agreed upon order to AmericaTowne for procurement of those goods identified therein. More specifically, the Customer agrees to pay $578,000 (see **Exhibit B; the initial "Invoice"**) to AmericaTowne for the procurement of the goods identified on Exhibit A in the manner set forth in Section 2, below. The goods being procured by AmericaTowne under this Agreement are defined as the "Procured Goods". By executing this Agreement, the Customer agrees to the substance and content of the Invoice. This agreement is to be ongoing and is designed to cover multiple purchase requests and procurement actions. For each transaction under this agreement, AmericaTowne will provide the Customer with a separate and distinct invoice whose payment terms shall remain as identified in Section 2. Additionally, at the discretion of AmericaTowne, where warranted, AmericaTowne may secure facilities from the USA EXIM Bank in support of this agreement.

2. Payment for Procured Goods. The Customer shall pay 25% of the invoice to AmericaTowne on the Effective Date to be used towards the purchase of the Procured Goods under the Invoice. The balance of of the Invoice 75% shall be paid by an Irrevocable, Confirmed Letter of Credit from a bank acceptable to AmericaTowne (the "Letter of Credit"). The bank issuing the Letter of Credit must have a corresponding and acceptable relationship with Citibank, USA, and must be disclosed to and approved by AmericaTowne by or before the Effective Date. The Letter of Credit shall be due in 300 days from the Effective Date. Upon signing this Agreement, the Customer shall provide a letter from its bank indicating that the bank will support the transaction contemplated under this Agreement. The Customer is not relying on AmericaTowne, AT Ghana or their respective directors, officers or employees or agents in providing or facilitating financing for acquisition of the Procured Goods or in securing the Letter of Credit. In addition, the Customer shall pay any and all costs associated with

shipping, insurance, taxes (VAT or otherwise), and any other expenses in delivering the Procured Goods, FOB Port of Destination (i.e., Ghana), which shall be invoiced separately. The Customer is solely responsible for clearance and acceptance of the Procured Goods at the Port of Destination.

3. Allocation of Fault, Warranties and Limitations. The Parties agree to the following allocation of fault and warranty provisions, and related limitations thereto:

3.1 In any action based in tort or another legal theory seeking damages for personal injury, property damage or wrongful death, where fault is allocated between and among the Parties to this Agreement in accordance with North Carolina law, the Parties agree that they will not seek indemnification and/or contribution from each other for that percentage of fault allocated to them.

3.2 AmericaTowne's warranties are limited solely to the procurement of the Procured Goods, and does not warrant the merchantability, fitness for particular purpose, or any other express or implied warranty except as stated in this Section. AmericaTowne does not provide insurance or any other warranty associated with the warranties provided for any of the Procured Goods. The Customer will provide AmericaTowne with commercially reasonable notice after the Customer has actual knowledge of any breach of the afore-mentioned express warranty or delivery of non-conforming goods (hereinafter, a/the "Defective Contract Product"), and the Parties shall use their best efforts to mitigate the damage and costs arising therefrom before the Customer exercises its rights, below.

3.3 Following a commercially reasonable period of inspection, but no later than receipt at the Port of Destination, as set forth in Section 2, above, and following a right of AmericaTowne to cure the defect, which is in turn is not cured as provided for in Section 3.2, above, AmericaTowne shall within a commercially reasonable period of time, and at its sole expense, at the Customer's option, (i) repair or replace the Defective Contract Product, or provide a refund for the Defective Contract Product, (ii) expedite late delivery for the replacement of a Defective Contract Product, (iii) pay for all related costs, including without limitation inspection by the Customer or its designee, to replace the Defective Contract Product, or (iv) pay all reasonable and commercially acceptable costs in replacing the Defective Contract Product through an alternative procurement company. The Customer agrees that an exercise of its rights under this Section 3.3 constitutes a limitation of liability against AmericaTowne for a Defective Contract Product.

3.4 AmericaTowne agrees to indemnify and hold harmless the Customer from any claims for fees, costs, or otherwise alleged or claimed by AT Ghana associated with the Procured Goods or Invoice.

3.5 EXCEPT AS SET FORTH ABOVE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES ARISING FROM OR RELATED TO THIS AGREEMENT, INCLUDING BODILY INJURY, DEATH, LOSS OF REVENUE, OR PROFITS OR OTHER BENEFITS, AND CLAIMS BY ANY THIRD PARTY, EVEN IF THE PARTIES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING LIMITATION APPLIES TO ALL CAUSES OF ACTION IN THE AGGREGATE, INCLUDING WITHOUT LIMITATION TO BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, AND OTHER TORTS.

3.6 THE WARRANTIES CONTAINED HEREIN ARE THE ONLY WARRANTIES MADE BY THE PARTIES HEREUNDER. EACH PARTY MAKES NO OTHER WARRANTY, WHETHER EXPRESS OR IMPLIED, AND EXPRESSLY EXCLUDES AND DISCLAIMS ALL OTHER WARRANTIES AND REPRESENTATIONS OF ANY KIND, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR TITLE.

4. Customer Representations. The Customer represents and warrants to AmericaTowne to the best of its knowledge, information and belief as of the Effective Date those disclosures herein.

4.1 The Customer is an entity existing under the laws of Ghana, and the undersigned, as the control person of the Customer, is authorized to execute and deliver this Agreement on behalf of the Customer, and this Agreement constitutes a valid and binding agreement of the Customer.

4.2 The identification, make and design of the Procured Goods have been chosen and identified solely by the Customer without any input from AmericaTowne.

4.3 The execution and delivery of this Agreement by the Customer and the consummation of the contemplated transactions, will not result in the creation or imposition of any valid lien, charge or encumbrance on any of the Procured Goods, and will not require the authorization, consent, or approval of any third party, including any governmental division or regulatory agency.

4.4 The Customer has no knowledge that its acquisition of the Procured Goods by AmericaTowne violates any provisions of any applicable codes, regulations, restrictions, nor other ordinances, orders or regulations.

4.5 The Customer represents and warrants that it has no right to access to the sources, pricing, methods, or strategies of AmericaTowne in procuring the Procured Goods, and represents and warrants that it understands that AmericaTowne might procure the Procured Goods at a price lower than what is agreed to under the Invoice, and if so, the Customer has no right to know the price paid by AmericaTowne in procuring the Procured Goods.

4.6 None of the above representations or warranties of the Customer contain or will contain any untrue statements of a material fact or omit or will omit or misstate a material fact necessary in order to make the Customer's statements in this Agreement not misleading. The Customer knows of no fact that has resulted, or that in the reasonable judgment of the Customer, will result, in material change in the business, operations, or assets of the Customer or its affiliates that has not been set forth in this Agreement or otherwise disclosed to AmericaTowne by the Customer.

5. AmericaTowne Representations. AmericaTowne represents and warrants to the Customer to the best of its knowledge, information and belief as of the Effective Date those disclosures herein.

5.1 AmericaTowne is an entity existing under the laws of the State of Nevada and is authorized to do business in North Carolina. AmericaTowne is an entity formed by way of a merger between two related parties followed by a name change under the laws of the State of Nevada. The merger and other related actions are in the process of being reviewed and approved by the SEC and the Financial Industry Regulatory Authority.

5.2 The execution and delivery of this Agreement by AmericaTowne and the consummation of the contemplated transactions, will not require the authorization, consent, or approval of any third party, including any governmental division or regulatory agency; however, given the definitive nature of this Agreement, AmericaTowne intends on filing a disclosure on Form 8-K with the SEC.

5.3 None of the above representations or warranties of AmericaTowne contain or will contain any untrue statements of a material fact or omit or will omit or misstate a material fact necessary in order to make AmericaTowne's statements in this Agreement not misleading. AmericaTowne knows of no fact that has resulted, or that in the reasonable judgment of AmericaTowne, will result, in material change in the business, operations, or assets of AmericaTowne or its affiliates that has not been set forth in this

Agreement or otherwise disclosed to the Customer by AmericaTowne.

6. Miscellaneous Provisions.

6.1 This Agreement, and any accompanying appendices, duplicates, or copies, constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement, and supersedes all prior negotiations, agreements, representations, and understandings of any kind, whether written or oral, between the Parties, preceding the date of this Agreement.

6.2 This Agreement may be amended only by written agreement duly executed by an authorized representative of each party (email is acceptable).

6.3 If any provision or provisions of this Agreement shall be held unenforceable for any reason, then such provision shall be modified to reflect the parties' intention. All remaining provisions of this Agreement shall remain in full force and effect for the duration of this Agreement.

6.4 This Agreement shall not be assigned without the express consent of the other Party.

6.5 A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

6.6 The Parties agree that this Agreement has been jointly prepared by the Parties.

6.7 This Agreement is to be governed by and construed in accordance with the laws of the State of North Carolina without reference to any principles of conflicts of laws, which might cause the application of the laws of another state. Any dispute, controversy or question of interpretation arising under, out of, in connection with or in relation to this Agreement or any amendments hereof, or any breach or default hereunder, shall be submitted to, and determined and settled by, arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association to take place in the County of Wake, State of North Carolina.

6.8 This Agreement shall not create any partnership or joint venture between the parties. Nothing contained in this Agreement shall constitute either party as the agent or legal representative of the other for any purpose. No provision of this Agreement grants either party any express or implied right or authority to assume or create any obligation or responsibility on behalf of or in the name of the other party, or to bind the other party in any manner or thing whatsoever.

6.9 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures on this Agreement may be communicated by facsimile and or other electronic transmission and shall be binding upon the parties hereto so transmitting their signatures. Counterparts with original signatures shall be provided to the other parties hereto following the applicable transmission; provided that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the Effective Date regardless of the date of signature hereto.

AmericaTowne Holdings, Inc., a Nevada corporation

By: Alton Perkins
Its: President

Dated: 12/2/2017

Mangel Klicks Company Limited, a Ghana corporation

By: Dr. Charles K. Ackon
Its: Managing Director/CEO

Dated: 04/12/2017

EXHIBIT A

CUSTOMER REQUEST

MANGEL KLICKS

14/11/2017

Our Ref: MK/ATGL/11/17/0001

The President
AmericaTowne Ghana Limited
Accra

Attention: Mr Joe Tackie

Dear Sir,

RE: REQUEST FOR FUNDING FOR PROCUREMENT OF HOSPITAL EQUIPMENT

I hope this letter finds you doing well in life; health and business.

With reference to the our discussions relating to the procurement of medical equipment and furniture for the supply to our clients, I am happy to report that we are making good headway locally on the consolidation of the request for Medical Equipment and Furniture

Kindly see attached to this letter a list of first batch of medical equipment as requested

We will be sending our subsequent request in due time

We are looking forward to "enriching lives together..." with you and yours.

Yours faithfully,

Dr. Charles K. Ackon
(Managing Director/CEO)

"enriching lives together ..."

Mangel Klicks Company Limited
#13 Kofi Annan Avenue
North Legon, Accra.
P.O. Box DT 07 Adenta, Ghana
www.mangelklicks.com

+233-302-520-945
+233-302-520-534
+233-322-048-612
info@mangelklicks.com
mangelklicks@yahoo.com

Requested Orders

No	Product	Quantity
1	HOSPITAL BED	60
2	INFANT INCUBATOR	10
3	DELIVERY BED	3
4	SEMI AUTO BIOCHEMISTRY ANALYSER	5
5	CLINICAL CHEMISTRY ANALYSER	3
6	AMBULANCE TROLLEY	3
7	HEMATOLOGY ANALYSER	2
8	ERGOMETER BICYCLE (SCHILLER 911 NIBP)	2
9	ERGOMETER BICYCLE (SCHILLER	1
10	VENTILATOR HAMILTON C2	1
11	ECG MACHINE (SCHILLER MS 2015)	10
12	ECG MACHINE (SCHILLER AT102 PLUS)	10
13	ULTRASOUND DEVICE TOSHIBA APLIO MX	3
14	THEATER BED	3
15	ANAESTHESIA MACHINE LEON PLUS)	5
16	PATIENT MONITORS (SCHILLER)	20
17	THEATER LAMP (CEILING MOUNTED)	5
18	REFRIGERATOR FOR MEDICINE STORAGE	5
19	SUCTION MACHINE (2 BOTTLES)	10
21	FOETAL DOPPLER	100
22	OXYGEN CONCENTRATOR	10
23	VENILATOR	3
24	NEBULISERS	10
25	STHETHOSCOPE	20
26	PATIENT MONITORS (ICU)	5
27	EXAMINATION LAMP	2
28	LABORATORY INCUBATOR	2
29	SCALE FOR NEW BORNE CHILDREN	4
30	PORTABLE DIGITAL X-RAY	1
31	LABORATORY MICROSCOPE	2
32	OPERATING THEATER	2
33	AUTOCLAVE	1
34	SURGICAL STRETCHER	2

EXHIBIT B

INVOICE

AmericaTowne Holdings Inc.
4700 Homewood Court, Suite 100
Raleigh, NC 27609
ap@americatowne.com
www.americatowne.com

INVOICE

ADDRESS
Mangel Klicks
#13 Kofi Annan Avenue
North Legion, Accra,
P.O. Box DT 07 Adenta, Ghana

INVOICE# 1006

DATE 12/02/2017

CONTRACT NUMBER	PORT OF DESTINATION	PAYMENT TERMS
20172088	Africa - Ghana	25% on Contract Irrevocable LC

ACTIVITY	QTY	RATE	AMOUNT
Equipment Hospital Equipment - See attached	1	578,000.00	578,000.00
Services Insurance - Separate invoice	1	0.00	0.00
Services Freight Charge and VAT Charges -Separate invoice	1	0.00	0.00

Payment Terms: 25% Upon Signing Contract and 75% Balance payable by Confirmed Irrevocable Letter of Credit.

TOTAL **$578,000.00**

Banking Information:
Beneficiary Name & Address:
AmericaTowne, Inc.
4700 Homewood Court,
Suite 100
Raleigh, North Carolina 27609 USA